January 27, 2010

Berliner Communications, Inc.
18-01 Pollitt Drive
Fair Lawn, New Jersey 07410

Re:           Advancement and Indemnification Rights

In light of recent court decisions concerning the rights of corporate directors and officers (including directors designated by sponsor shareholder investors) to advancement of expenses and indemnification, HM Capital Partners LLC (“HM Capital”) and Berliner Communications, Inc. (the “Company”) have agreed to enter into this Letter Agreement (this “Agreement”) to clarify their understandings with respect to certain matters.  Capitalized terms not defined elsewhere in this Agreement are used herein as defined in Section 3.

This Agreement clarifies certain rights of (i) HM Capital; (ii) any HM Capital Affiliate or other persons or entities providing management, advisory, consulting or other services at the direction or request of HM Capital or any HM Capital Affiliate to or for the benefit of the Company or any successors or direct or indirect parents or subsidiaries of the Company (individually, including the Company, a “Berliner Company,” and collectively, including the Company, the “Berliner Companies”); (iii) any Fund; (iv) any persons designated by HM Capital, any HM Capital Affiliate or any Fund to serve as a director, officer, board observer, partner, trustee, fiduciary, manager, employee, agent, consultant or advisor, or functional or foreign equivalent of the foregoing, of or to any of the Berliner Companies or of or to any partnership or joint venture of which any Berliner Company is a partner or member (collectively, the “HM Capital Designees”); and (v) any direct or indirect partners (including general partners), shareholders, members (including managing members), affiliates, controlling persons, subsidiaries, directors, officers, fiduciaries, managers, employees and agents of each of the foregoing (those persons and entities identified in (i), (ii), (iii), (iv) and (v) are herein referred to collectively as the “Indemnitees,” and individually as an “Indemnitee”), whether such right exists pursuant to any Organizational Document, Management Agreement or any other agreement or document.

The parties intend that (i) the Berliner Companies are and shall at all times be the indemnitors of first resort with respect to any and all matters for which advancement of expenses and indemnification are provided by the Berliner Companies to or on behalf of any Indemnitee, without regard to the time of any related claims and liabilities or of any act, statement or omission relating thereto, (ii) the Berliner Companies shall advance expenses and/or indemnify each Indemnitee on a primary basis, and (iii) any Indemnitee may be required to seek advancement of expenses and/or indemnification from any other potential source of such advancement or indemnification (including from any other Indemnitee) only if, and to the extent, that the Berliner Companies are legally and/or financially unable to advance expenses and/or indemnify, as the case may be, to or on behalf of such Indemnitee.

In consideration of the mutual agreements herein contained, and other good and valuable consideration - including HM Capital’s agreement (or the agreement of any HM Capital Affiliate) to provide management, advisory or other services to the Berliner Companies and the agreement of the HM Capital Designees to serve one or more Berliner Companies - the receipt and sufficiency of which is hereby acknowledged, all parties intending to be legally bound hereby agree as follows:

1.           Company is Primary Indemnitor.

Each of the undersigned Berliner Companies hereby acknowledges and agrees that (a) each of the undersigned Berliner Companies is an indemnitor of first resort; (b) the obligations of the Berliner Companies to each Indemnitee are primary, and any obligations of HM Capital, any HM Capital Affiliate or any Fund or other Indemnitee to provide advancement of expenses or indemnification for any Losses incurred by Indemnitee and for which any Berliner Company has agreed (or is otherwise obligated) to indemnify Indemnitee (whether under any Organizational Document, Management Agreement or any other agreement or document) are secondary; and (c) if HM Capital, or any HM Capital Affiliate, Fund or other Indemnitee, is obligated to pay, or pays, or causes to be paid for any reason, any expense or Loss which any Berliner Company is otherwise obligated (whether under any Organizational Document, Management Agreement or other document or agreement) to pay to or on behalf of Indemnitee, then (x) HM Capital, such HM Capital Affiliate, Fund or other Indemnitee, as the case may be, shall be fully subrogated to and otherwise succeed to all rights of Indemnitee with respect to such payment, including with respect to rights to claim such amounts from any of the Berliner Companies; and (y) each of the undersigned Berliner Companies shall jointly and severally reimburse, indemnify and hold harmless (or cause one or more other Berliner Companies to reimburse, indemnify and hold harmless) HM Capital, such HM Capital Affiliate, Fund or other Indemnitee, as the case may be, for all such payments actually made by such entity or person on behalf of or for the benefit of Indemnitee.

2.           Specific Waiver of Subrogation, Contribution. etc.

Each undersigned Berliner Company hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each affiliate of any Berliner Company not to exercise), any claims or rights that any Berliner Company may now have or hereafter acquire against any Indemnitee (in any capacity) that arise from or relate to the existence, payment, performance or enforcement of one of the Berliner Companies’ obligations under this Agreement or under any indemnification obligation (whether pursuant to any other contract, any Organizational Document, any Management Agreement or otherwise), including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Indemnitee against any other Indemnitee, whether such claim, remedy or right arises in equity or under contract, statute, common law or otherwise, including any right to claim, take or receive from any Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right.

3.           Definitions.  As used in this Agreement, the phrase “including” shall not be deemed to be a term of limitation but rather shall be construed to mean “including, without limitation” and the following terms are used with the meaning set forth herein:

(a)
“HM Capital Affiliate” means any entity that, directly or indirectly, (i) is controlled by, (ii) controls or (iii) is under common control with, HM Capital; provided, that, under no circumstances shall any portfolio company of HM Capital (including any Berliner Company) be deemed an HM Capital Affiliate hereunder.

(b)
“Fund” means any investment fund formed or managed by HM Capital or any HM Capital Affiliate or for which any HM Capital Affiliate serves as an investment adviser, including Sector Performance Fund, LP and its parallel funds and alternative vehicles, and any other partnership, limited liability company or other legal entity that is an HM Capital Affiliate which, directly or indirectly, owns equity securities of the Company or any other Berliner Company.

(c)	“Losses” means any and all damages, judgments, liabilities, assessments, fines, penalties, amounts paid in settlement, fees and costs (including attorneys fees and costs) or other losses.

(d)
“Management Agreement” means any advisory, management, monitoring or other similar or equivalent agreement, including the Financial Advisory Agreement, dated as of September 27, 2007, by and among HM Capital Partners I LP and the parties listed thereto, and the Monitoring and Oversight Agreement, dated as of September 27, 2007, by and among HM Capital Partners I LP and the parties listed thereto, in each case as amended.

(e)
“Organizational Document” means an entity’s certificate of incorporation, bylaws, partnership agreement, limited liability company agreement, operating agreement, indemnification agreement, or other similar or equivalent agreement or document.

4.           Miscellaneous.

(a)
This Agreement may be amended, modified, extended or terminated as to any Berliner Company (and the provisions hereof may be waived) only by a written agreement specifically identified as such and signed by HM Capital and the relevant Berliner Company.  No oral amendment, modification or waiver of this Agreement shall be effective.

(b)
An Indemnitee’s rights under this Agreement and any Organizational Document, Management Agreement or other agreement or document that gives rise to indemnification and/or advancement rights are present contractual rights that shall fully vest upon any Indemnitee’s first service as a director, officer, board observer, fiduciary, partner, trustee, manager, employee, agent or functional or foreign equivalent of any of the foregoing of any of the Berliner Companies.  No amendment, alteration or repeal of this Agreement or any other such agreement or document or of any provision hereof or thereof validly effected shall limit or restrict any right of Indemnitee under this Agreement or such agreement or document in respect of any act, omission or statement of such Indemnitee occurring prior to such amendment, alteration or repeal.

(c)
Nothing in this Agreement shall be construed to require: (i) HM Capital, any HM Capital Affiliate or any other person or entity to continue to provide management, advisory, consulting or other services, or (ii) any HM Capital Designee to continue to serve as a director, officer or agent of any Berliner Company (or in any other capacity).  No Indemnitee’s rights hereunder shall be limited or impaired in any way if such Indemnitee ceases, for any reason, to serve or provide services to any Berliner Company.

(d)
To the extent permitted by applicable choice-of-law principles, this Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice- or conflict-of-law principles or rules that would result in the application of the domestic substantive law of any other jurisdiction.

(e)
Except as, and to the extent, expressly provided herein, (i) no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise, so long as such right or remedy does not conflict with any right or remedy provided hereunder, (ii) any and all rights to advancement of expenses and/or indemnification to which each Indemnitee has ever been, is or may in the future be entitled from the Berliner Companies shall remain unchanged by this Agreement, and (iii) the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.  To the extent that any term or condition of this Agreement conflicts with any term or condition under any other agreement or document to which any Berliner Company or Indemnitee is a party or by which any of them are otherwise bound (whether pursuant to an Organizational Document, Management Agreement or any other agreement or document) with respect to the subject matter of this Agreement, the terms and conditions of this Agreement shall control.  Each Berliner Company hereby waives the right to enforce any rights under such other agreement to the extent that such rights or remedies conflict with any rights, remedies or other provisions hereunder.

(f)
Each Indemnitee that is not a direct party hereunder is and shall be considered an express third-party beneficiary hereunder and shall be entitled to enforce this Agreement to the same extent as a party hereunder.

(g)
If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any section or subsection of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties expressed herein; and (iii) to the fullest extent possible, the provisions of this Agreement (including each portion of any section or subsection of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

(h)
This Agreement may be executed in any number of counterparts and by each of the parties in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same instrument.

[The Remainder of This Page Is Intentionally Left Blank.]

Very truly yours,

HM CAPITAL PARTNERS LLC

By:	/s/ David W. Knickel
Name: David W. Knickel
Title: Vice President, Chief Financial Officer and Secretary
ACKNOWLEDGED AND AGREED
TO as of the date of this letter.

BERLINER COMPANIES

Berliner Communications, Inc.

By:	/s/ Rich Berliner
Name: Rich Berliner
Title: President

BCI Communications, Inc.

By:	/s/ Rich Berliner
Name: Rich Berliner
Title: President

Unitek Holdings, Inc.

By:	/s/ David W. Knickel
Name: David W. Knickel
Title: Vice President and Secretary

Unitek Midco, Inc.

By:	/s/ David W. Knickel
Name: David W. Knickel
Title: Vice President and Secretary

Unitek Acquisition, Inc.

By:	/s/ David W. Knickel
Name: David W. Knickel
Title: Vice President and Secretary

Unitek USA, LLC

By:	/s/ C. Scott Hisey
Name: C. Scott Hisey
Title: Chief Executive Officer

Signature Page to Indemnity Priority Agreement